NEWS RELEASE

Arlo Reports First Quarter 2021 Results

Exceeded High-End of EPS Guidance for the Quarter
Delivered Record GAAP and Non-GAAP Gross Margin
Service Revenue Growth of 54.8% Year Over Year
115.3% Paid Account Growth Year Over Year
Ended Quarter with Cash, Cash Equivalents and Short-term Investments Balance at $177.1 million with No Debt

SAN JOSE, California - May 5, 2021 - Arlo Technologies, Inc. (NYSE: ARLO), a leading internet-connected security camera brand, today reported financial results for the first quarter ended March 28, 2021.

Financial Highlights (1)

•Revenue of $82.6 million, an increase of 26.1% year over year.
•GAAP gross profit of $25.8 million, an increase of 552.8% year over year; non-GAAP gross profit of $26.7 million, an increase of 451.8% year over year.
•GAAP gross margin of 31.3%; non-GAAP gross margin of 32.3%.
•GAAP net loss per diluted share of $(0.13); non-GAAP net loss per diluted share of $(0.03).
•Cash, cash equivalents and short-term investments of $177.1 million and no debt at the end of Q1.

"Clearly, Arlo is not the same company it was a year ago. In 2020 we successfully pivoted to become services-focused to create a more predictable, more profitable business and our strong Q1 results are further proof of our progress. We delivered revenue above the high end of our guidance range and up 26% over last year. With the increasing contribution of our services business, our GAAP and non-GAAP gross margin was up 10% sequentially to reach an all-time record and, coupled with continued operating discipline, we improved our bottom line by more than $24 million from Q1 last year.” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Our entire product line-up has been refreshed and our market leading innovation is shown in the many accolades and “best of” reviews we receive. With our new business model, a free three-month trial of Arlo Smart, attached to all of our refreshed products, each quarter we set records for new accounts and materially increase the number of subscriber additions. This is producing a fast-growing, high margin revenue stream that we expect to eclipse the $100 million level for the full year. With the team executing well, I am very excited about what Arlo can accomplish in 2021."

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020
	(in thousands, except percentage and per share data)
Revenue	$82,556	$114,836	$65,450
GAAP Gross Margin	31.3%	21.4%	6.0%
Non-GAAP Gross Margin (1)	32.3%	22.4%	7.4%
GAAP Net Income (Loss) per Diluted Share	$(0.13)	$(0.19)	$(0.51)
Non-GAAP Net Income (Loss) per Diluted Share (1)	$(0.03)	$(0.08)	$(0.34)
_________________________
(1) Reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis are provided at the end of this press release.

Financial and Business Highlights

•Delivered record GAAP and non-GAAP gross margin.
•Reported highest GAAP and non-GAAP EPS as a public company.
•Service revenue of $22.8 million for Q1, for growth of 54.8% year over year, the seventh consecutive quarter of record service revenue.
•Added a record 114,000 paid accounts in Q1, a sequential increase of 44.3% over Q4, and a year over year increase of 356.0%.
•U.S. News and World Report 360 Reviews awarded the Pro Series the best security camera of 2021 in the home, outdoor, and wireless categories.
•PC Magazine and Digital Trends each named Pro 4 Series an Editor’s Choice.
•The Pro 3 Floodlight, Essential Spotlight Camera, and the Essential Wire-Free Video Doorbell were winners of the Red Dot Design Awards.
•Arlo’s Essential Spotlight Camera was recognized by Pocket-Lint as the best indoor security camera in their Best Buy 2021 Awards.

Second Quarter 2021 Business Outlook (2)

•Revenue of $80.0 million to $90.0 million.
•GAAP net loss per diluted share of $(0.33) to $(0.26), and non-GAAP net loss per diluted share of $(0.20) to $(0.13).

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ending June 27, 2021
	Revenue	Net Loss per Diluted Share
(in millions, except per share data)
GAAP	$80.0 - $90.0	$(0.33) - $(0.26)
Estimated adjustments for (2):
Stock-based compensation expense	—	0.13
Tax effects of non-GAAP adjustments	—	—
Non-GAAP	$80.0 - $90.0	$(0.20) - $(0.13)
_________________________
(2) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the first quarter of 2021 results and discuss management’s expectations for the second quarter of 2021 today, Wednesday, May 5, 2021 at 5:00 p.m. ET (2:00 p.m. PT). The toll-free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 3849854. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. The company’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled security cameras, indoor security cameras, video doorbells, and floodlight.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to supporting industry standards for data protection designed to keep users' personal information private and in their control. Arlo doesn't monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2021 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; plans to invest in product innovation; Arlo's future product offerings; and the quote from Arlo's Chief Executive Officer. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may incur additional costs and charges associated with the transactions contemplated by the Verisure partnership; the Company may not receive the minimum commitment amounts from Verisure; the COVID-19 pandemic could have an adverse impact on the Company's business, operations and the markets and communities in which Arlo and its partners and customers operate; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; the actions and financial health of the Company's customers; the anticipated financial capacity under Arlo's revolving credit line may not be available when expected, or at all; and the Company may not be able to carry out its restructuring plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on February 26, 2021 and other periodic filings with the Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, activist shareholder response costs, restructuring and other charges, strategic initiative and transaction expenses, gain on sale of business, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–the ability to make more meaningful period-to-period comparisons of our on-going operating results;
–the ability to better identify trends in our underlying business and perform related trend analyses;

–a better understanding of how management plans and measures our underlying business; and
–an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Strategic initiative and transaction expenses consist of legal fees associated with the strategic review of the Company and legal fees, accounting fees and other one-time costs incurred to complete the Verisure transaction. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Gain on sale of business represents gain from sale of the Company's commercial operations in Europe. We consider our operating results without this gain when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such gain when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding the gain is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 28, 2021	December 31, 2020
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$172,113	$186,127
Short-term investments (amortized cost of $5,000 and $19,996)	5,000	19,997
Accounts receivable, net (net of allowance for credit losses of $519 and $519)	51,121	77,643
Inventories	55,972	64,705
Prepaid expenses and other current assets	7,705	8,076
Total current assets	291,911	356,548
Property and equipment, net	14,596	15,821
Operating lease right-of-use assets, net	22,950	23,998
Goodwill	11,038	11,038
Restricted cash	4,163	4,164
Other non-current assets	2,536	2,399
Total assets	$347,194	$413,968

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,054	$62,171
Deferred revenue	54,999	53,142
Accrued liabilities	97,154	121,766
Income tax payable	223	267
Total current liabilities	179,430	237,346
Non-current deferred revenue	6,605	16,563
Non-current operating lease liabilities	23,897	25,029
Non-current income taxes payable	104	104
Other non-current liabilities	828	1,159
Total liabilities	210,864	280,201
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: : $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 81,250,176 at March 28, 2021 and 79,336,242 at December 31, 2020	81	79
Additional paid-in capital	379,738	366,455
Accumulated other comprehensive income	—	3
Accumulated deficit	(243,489)	(232,770)
Total stockholders’ equity	136,330	133,767
Total liabilities and stockholders’ equity	$347,194	$413,968

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020
	(in thousands, except percentage and per share data)
Revenue:
Products	$59,761	$93,271	$50,723
Services	22,795	21,565	14,727
Total revenue	82,556	114,836	65,450
Cost of revenue:
Products	47,157	81,424	52,188
Services	9,592	8,874	9,309
Total cost of revenue	56,749	90,298	61,497
Gross profit	25,807	24,538	3,953
Gross margin	31.3%	21.4%	6.0%
Operating expenses:
Research and development	14,791	15,266	15,243
Sales and marketing	11,207	13,593	11,038
General and administrative	11,227	11,338	18,784
Separation expense	54	10	79
Gain on sale of business	—	—	(292)
Total operating expenses	37,279	40,207	44,852
Loss from operations	(11,472)	(15,669)	(40,899)
Operating margin	(13.9)%	(13.6)%	(62.5)%
Interest income	24	42	535
Other income (expense), net	909	599	1,183
Loss before income taxes	(10,539)	(15,028)	(39,181)
Provision for income taxes	180	182	145
Net loss	$(10,719)	$(15,210)	$(39,326)
Net loss per share:
Basic	$(0.13)	$(0.19)	$(0.51)
Diluted	$(0.13)	$(0.19)	$(0.51)
Weighted average shares used to compute net loss per share:
Basic	80,370	79,164	76,560
Diluted	80,370	79,164	76,560

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 28, 2021	March 29, 2020
	(In thousands)
Cash flows from operating activities:
Net loss	$(10,719)	$(39,326)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,547	2,773
Stock-based compensation expense	8,340	12,773
Allowance for credit losses and inventory reserves	(562)	1,709
Gain on sale of business	—	(292)
Deferred income taxes	(130)	100
Premium amortization (discount accretion) on investments, net	(3)	(5)
Changes in assets and liabilities:
Accounts receivable, net	26,522	65,685
Inventories	9,296	6,142
Prepaid expenses and other assets	361	5,273
Accounts payable	(34,647)	(71,834)
Deferred revenue	(8,101)	(6,251)
Accrued and other liabilities	(22,072)	(25,651)
Net cash used in operating activities	(30,168)	(48,904)
Cash flows from investing activities:
Purchases of property and equipment	(803)	(1,111)
Purchases of short-term investments	—	(20,096)
Maturities of short-term investments	15,000	10,000
Net cash provided by (used in) investing activities	14,197	(11,207)
Cash flows from financing activities:
Proceeds related to employee benefit plans	6,133	1,854
Restricted stock unit withholdings	(4,177)	(2,020)
Net cash provided by (used in) financing activities	1,956	(166)
Net decrease in cash and cash equivalents and restricted cash	(14,015)	(60,277)
Cash and cash equivalents and restricted cash, at beginning of period	190,291	240,819
Cash and cash equivalents and restricted cash, at end of period	$176,276	$180,542

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$82	$323

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020
	(in thousands, except percentage data)
GAAP gross profit:
Products	$12,604	$11,847	$(1,465)
Services	13,203	12,691	5,418
Total GAAP gross profit	25,807	24,538	3,953
GAAP gross margin:
Products	21.1%	12.7%	(2.9)%
Services	57.9%	58.9%	36.8%
Total GAAP gross margin	31.3%	21.4%	6.0%
Stock-based compensation expense	874	955	503
Amortization of intangibles	—	237	356
Restructuring and other charges	—	—	23
Non-GAAP gross profit:
Products	13,478	13,039	(583)
Services	13,203	12,691	5,418
Total Non-GAAP gross profit	$26,681	$25,730	$4,835
Non-GAAP gross margin:
Products	22.6%	14.0%	(1.2)%
Services	57.9%	58.9%	36.8%
Total Non-GAAP gross margin	32.3%	22.4%	7.4%

GAAP research and development	$14,791	$15,266	$15,243
Stock-based compensation expense	(2,556)	(2,795)	(1,660)
Non-GAAP research and development	$12,235	$12,471	$13,583

GAAP sales and marketing	$11,207	$13,593	$11,038
Stock-based compensation expense	(1,190)	(1,211)	(751)
Non-GAAP sales and marketing	$10,017	$12,382	$10,287

GAAP general and administrative	$11,227	$11,338	$18,784
Stock-based compensation expense	(3,720)	(3,948)	(9,859)
Restructuring and other charges	—	—	(21)
Strategic initiative and transaction expenses	—	(2)	(545)
Litigation reserves, net	(10)	—	(7)
Non-GAAP general and administrative	$7,497	$7,388	$8,352

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020
	(in thousands, except percentage and per share data)
GAAP total operating expenses	$37,279	$40,207	$44,852
Separation expense	(54)	(10)	(79)
Strategic initiative and transaction expenses	—	(2)	(545)
Stock-based compensation expense	(7,466)	(7,954)	(12,270)
Restructuring and other charges	—	—	(21)
Litigation reserves, net	(10)	—	(7)
Gain on sale of business	—	—	292
Non-GAAP total operating expenses	$29,749	$32,241	$32,222

GAAP operating loss	$(11,472)	$(15,669)	$(40,899)
GAAP operating margin	(13.9)%	(13.6)%	(62.5)%
Separation expense	54	10	79
Strategic initiative and transaction expenses	—	2	545
Stock-based compensation expense	8,340	8,909	12,773
Amortization of intangibles	—	237	356
Restructuring and other charges	—	—	44
Litigation reserves, net	10	—	7
Gain on sale of business	—	—	(292)
Non-GAAP operating loss	$(3,068)	$(6,511)	$(27,387)
Non-GAAP operating margin	(3.7)%	(5.7)%	(41.8)%

GAAP provision for income taxes	$180	$182	$145
GAAP income tax rate	(1.7)%	(1.2)%	(0.4)%
Tax effects	—	(3)	29
Non-GAAP provision for income taxes	$180	$185	$116
Non-GAAP income tax rate	(8.4)%	(3.2)%	(0.5)%

GAAP net loss	$(10,719)	$(15,210)	$(39,326)
Separation expense	54	10	79
Strategic initiative and transaction expenses	—	2	545
Stock-based compensation expense	8,340	8,909	12,773
Amortization of intangibles	—	237	356
Restructuring and other charges	—	—	44
Litigation reserves, net	10	—	7
Gain on sale of business	—	—	(292)
Tax effects	—	(3)	29
Non-GAAP net loss	$(2,315)	$(6,055)	$(25,785)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 28, 2021	December 31, 2020	March 29, 2020
	(in thousands, except percentage and per share data)
NET LOSS PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.13)	$(0.19)	$(0.51)
Strategic initiative and transaction expenses	—	—	0.01
Stock-based compensation expense	0.10	0.11	0.16
Non-GAAP net loss per diluted share	$(0.03)	$(0.08)	$(0.34)

Shares used in computing GAAP net loss per diluted share	80,370	79,164	76,560
Shares used in computing non-GAAP net loss per diluted share	80,370	79,164	76,560

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	March 28, 2021	December 31, 2020	September 27, 2020	June 28, 2020	March 29, 2020
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$177,113	$206,124	$193,611	$205,454	$206,582
Cash, cash equivalents and short-term investments per diluted share	$2.20	$2.60	$2.46	$2.64	$2.70

Accounts receivable, net	$51,121	$77,643	$56,431	$46,466	$61,376
Days sales outstanding	54	64	47	63	83

Inventories	$55,972	$64,705	$69,038	$65,814	$61,027
Inventory turns	3.4	5.0	4.6	3.1	3.4

Weeks of channel inventory:
U.S. retail channel	12.5	9.2	8.4	6.6	13.7
U.S. distribution channel	9.6	11.7	8.6	8.4	20.3
APAC distribution channel	6.9	2.8	4.2	6.8	6.0

Deferred revenue (current and non-current)	$61,604	$69,705	$38,530	$54,546	$59,848

Cumulative registered accounts (1)	5,275	5,047	4,774	4,518	4,245
Cumulative paid accounts (2)	549	435	356	298	255

Headcount	355	359	358	355	356
Non-GAAP diluted shares	80,370	79,164	78,662	77,885	76,560
_________________________

(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure S.a.r.l.. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)     Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure S.a.r.l..

REVENUE BY GEOGRAPHY

	Three Months Ended
	March 28, 2021		December 31, 2020		March 29, 2020
	(in thousands, except percentage data)
Americas	$49,636	60%	$92,301	81%	$50,170	77%
EMEA	24,591	30%	15,302	13%	7,258	11%
APAC	8,329	10%	7,233	6%	8,022	12%
Total	$82,556	100%	$114,836	100%	$65,450	100%